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                            EXHIBIT 21

                         KAMAN CORPORATION

                           SUBSIDIARIES

Following is a list of the Corporation's subsidiaries, each of which, unless otherwise indicated, is wholly owned by the Corporation either directly or through another subsidiary. Second-tier subsidiaries are listed under the name of the parent subsidiary.

Name                                       State of Incorporation
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Registrant:  KAMAN CORPORATION                    Connecticut

Subsidiaries:

Kaman Aerospace Group, Inc.                       Connecticut

  Kaman Aerospace Corporation                     Delaware
       K-MAX Corporation                          Connecticut
  Kaman Aerospace International Corporation       Connecticut
  Kaman X Corporation                             Connecticut
  Kamatics Corporation                            Connecticut
  Kaman PlasticFab Group, Inc.                    Delaware
       Plastic Fabricating Company, Inc.          Delaware
  Kaman Dayron, Inc.                              Florida
  RWG Frankenjura-Industrie Flugwerklager GmbH    Germany

Kaman Industrial Technologies Corporation         Connecticut

  Kaman Industrial Technologies, Ltd.             Canada
  Delamac de Mexico, S.A. de C.V. (60%)           Mexico

Kaman Music Corporation                           Connecticut

  KMI Europe, Inc.                                Delaware
  B & J Music Ltd.                                Canada
  Latin Percussion, Inc.                          New Jersey

Kaman Foreign Sales Corporation                   Barbados












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